Exhibit 3.2

DELAWARE CERTIFICATE OF MERGER
OF
GENERAL TELEPHONY.COM, INC.
INTO
I. A. EUROPE GROUP, INC.

The undersigned corporation organized and existing under and by virtue of the General Corporation Law of Delaware.

    DOES HEREBY CERTIFY:

    FIRST:  That the name and state of incorporation of each of the constituent corporations of the merger is as follows:

    NAME                                                                                  STATE OF INCORPORATION

    General Telephony.com, Inc.                                            Nevada

    I. A. Europe Group, Inc.                                                     Delaware

    SECOND:  That an Agreement and Plan of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of section 252 of the General Corporation Law of Delaware.

    THIRD:  That the name of the surviving corporation of the merger is I. A. Europe Group, Inc., a Delaware corporation.

    FOURTH: That the Certificate of Incorporation of I. A. Europe Group, Inc., a Delaware corporation which is surviving the merger, shall be the Certificate of Incorporation of the surviving corporation.

    FIFTH: That the executed Agreement and Plan of Merger is on file at an office of the surviving corporation, the address of which is 901 Ponce de Leon Boulevard, Miami, Florida 33134

    SIXTH: That a copy of the Agreement and Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

    SEVENTH: The authorized capital stock of each foreign corporation which is a party to the merger is as follows:

Corporation	Class	Number of Shares	Par Value Per Share

General Telephony.com, Inc.	Common	20,000,000	$0.001

	Series A Preferred	5,000,000	$0.001

    EIGHTH: That this Certificate of Merger shall be effective upon filing with the Delaware Secretary of State.

Dated: December 2, 2002

I. A. Europe Group, Inc.

By:   /s/ Victor Minca
        __________________________
         Victor Minca, President